EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER  PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of We Save Homes, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Craig Stewart, Chairman of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates for the periods expressed in the Report.

 Date: November 26, 2010

By:	/s/ Craig Stewart
Craig Stewart
Chairman (Principal Executive Officer)